Exhibit 99.1

PRESS RELEASE

NaturalNano Shareholders to Receive Additional Shares

Company Increases Shares to Enhance Trading Liquidity

Rochester, NY - (PRNewswire) - January 27, 2006 --NaturalNano, Inc. (OTCBB: NNAN) (FWB: N3N), a company whose primary business is discovering, refining, and marketing naturally occurring nanomaterials, announced today that all existing shareholders of record at the close of business on February 8, 2006 will receive one additional common share for every common share held. Stock certificates for the newly issued shares will be delivered to the shareholders of record and will not require the exchange of their existing certificates.

NaturalNano President Michael Riedlinger said, “The Company’s board of directors has undertaken this initiative and approved the increase in the number of shares authorized in order to enhance trading liquidity and to further broaden NaturalNano’s shareholder base. In addition, this undertaking reinforces the Company’s strong commitment to building shareholder value.”

Riedlinger continued, “We believe NaturalNano is poised for substantive growth. The Company has the expertise needed to further develop our patent portfolio and apply our nanotechnology developments to broad applications across numerous industries. We are currently focused on the commercialization of our proprietary nanotechnologies related to naturally occurring halloysite nanotubes. Key initiatives for the year include: expanding the Company’s patent portfolio, increasing our visibility in the scientific and investment communities, and building strategic alliances with major companies that are seeking competitive advantages through the use of our technologies in their market areas. These are vital to reaching our goals for 2006 and for delivering growth to our shareholders.”

NaturalNano has rights to multiple issued and pending patents that cover processes, compositions, and derivatives for the nanotubes found in halloysite clay. More than 200 different commercial applications have been identified to date. The Company is also developing proprietary, patent-pending extraction, separation, and classification technologies to enable production of more uniform nanotubes to meet the higher standards required for advanced applications of the naturally occurring nanotubes. These include precise, controlled, and extended release of application-specific additives for use with cosmetics, polymers and plastics and other areas.

To learn more about NaturalNano, please visit www.naturalnano.com.

About NaturalNano, Inc.

NaturalNano, Inc. (OTCBB: NNAN) is a materials science company developing unique and proprietary processes for refining naturally occurring nanotubes and other nanomaterials that add competitive properties to a range of applications. These include additives to cosmetics and personal care products, and absorbent materials, as well as: electromagnetic interference shielding, specialty coatings, and material additives for industrial polymers, plastics and composites. NaturalNano possesses broad intellectual property rights and proprietary know-how for extraction and separation processes, compositions, and derivatives of halloysite and other nanotubes. For more information, please visit www.naturalnano.com

Cautionary Statement Regarding Forward-Looking Statements

Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what NaturalNano anticipates, expects, or believes may happen in the future. NaturalNano's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: NaturalNano’s ability to develop its technologies; the approval of NaturalNano's patent applications; the successful implementation of NaturalNano's research and development programs; the ability of NaturalNano to demonstrate the effectiveness of its technology; the acceptance by the market of NaturalNano's technology and products incorporating such technology, the ability of NaturalNano to effectively negotiate and enter into contracts with third parties for the licensing of NaturalNano's technology; competition; the ability of NaturalNano to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in NaturalNano's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with NaturalNano's periodic filings with the SEC which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and NaturalNano undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Media Contacts:
NaturalNano Inc.
Bobbi Drew
Bobbi@naturalnano.com
585-214-8172

Jennifer Gould
JGould@rubensteinpr.com
212-843-8037